Consent of Independent Public Accountants

              As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K/A of our report dated February 24, 1998 included in the Form 10-K as of December 31, 1997. It should be noted that we have not audited any financial statements of the Registrant subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.



                                               ARTHUR ANDERSEN LLP

          Denver, Colorado
          April 20 1998




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